FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 26, 2003 (November 24, 2003)

LEVEL 8 SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

214 Carnegie Center, Suite 303, Princeton, New Jersey	08540
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(609) 987-9001

8000 Regency Parkway, Cary, North Carolina 27511
(Former name or former address, if changed since last report)

Item 4.               Changes in Registrant’s Certifying Accountant

On November 24, 2003, Deloitte & Touche LLP (“Deloitte & Touche”) resigned as the independent public accountants of Level 8 Systems, Inc. (the “Company”). Deloitte & Touche’s audit reports for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion. Their reports were not qualified or modified as to audit scope or accounting principles. Their audit reports for each of the years ended December 31, 2002 and 2001 contained an explanatory paragraph expressing uncertainty as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2002 and 2001, and the subsequent interim periods, there have been no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of such disagreements in their reports. There were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Deloitte & Touche with a copy of the foregoing disclosures and Deloitte & Touche has furnished the Company with a letter addressed to the SEC attached hereto as an exhibit.

The Company’s Audit Committee of the Board of Directions has yet to select new independent public accountants for the Company.

Item 7.               Financial Statements and Exhibits

(c) Exhibits

16.       Letter from Deloitte & Touche LLP regarding change in certifying accountant, dated November 26, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2003	LEVEL 8 SYSTEMS, INC.

	By:	/s/ John P. Broderick
John P. Broderick
Chief Operating and Financial Officer,
Corporate Secretary

Ex. 16.   Letter from Deloitte & Touche LLP regarding change in certifying accountant, dated November 26, 2003.

November 26, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Level 8 Systems, Inc. Form 8-K dated November 26, 2003, and we agree with the statements made therein, except as to the fourth paragraph for which we have no basis for agreeing or disagreeing.

Yours truly,

By:/s/ Deloitte & Touche